UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement.

On May 15, 2005, Ceridian Corporation (the “Company”) amended its $350 million domestic revolving credit facility (the “Credit Facility”) and $150 million Comdata receivables securitization facility (the “Securitization Facility”) to allow additional time to deliver its Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2005, to our lenders through June 15, 2005, without the delayed delivery constituting a default under these agreements.

The amendment to the Credit Facility is among the Company, Bank of America, N.A., as administrative agent, and the several other financial institutions that are party to the Credit Facility.  The amendment to the Securitization Facility is among the Company, Comdata Funding Corporation, Comdata Network, Inc., Jupiter Securitization Corporation, and JPMorgan Chase Bank, N.A.  JPMorgan Chase Bank, N.A. is also a party to the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Dated:  May 16, 2005